SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2000 (March 23, 2000)

                               DRUGMAX.COM, INC.,
                     formerly Nutriceuticals.com Corporation
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-24362            34-1755390
  (State or other jurisdiction of    File Number       (I.R.S. Employer
   incorporation)                                      Identification No.)

                           12505 STARKEY ROAD, SUITE A
                              LARGO, FLORIDA 33773
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (727) 533-0431


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 23, 2000, DrugMax.com, Inc. (the "Company"), K. Sterling Miller, Jimmy L. Fagala and HCT Capital Corp. ("HCT," and together with Messrs. Fagala and Miller, the "Sellers") signed an Agreement and Plan of Reorganization dated March 20, 2000 (the "Agreement") and consummated the transactions contemplated thereby. Pursuant to the Agreement, Messrs. Fagala and Miller and HCT sold to the Company all of the issued and outstanding capital stock of Desktop Corporation ("Desktop") in exchange for a total of 50,000 shares of Company common stock. In addition, (i) to satisfy obligations owed to HCT by Desktop and VetMall, LLC ("VetMall"), an entity owned 50% by a wholly-owned subsidiary of Desktop to HCT, the Company paid HCT $100,000 and issued to HCT an additional 31,176 shares of Company common stock, and (ii) to satisfy outstanding obligations of Desktop or VetMall to Messrs. Fagala and Miller, the Company will issue to Messrs. Fagala and Miller 8,938 and 9,871 shares, respectively, of Company common stock, subject to Messrs. Fagala and Miller providing to the Company certain backup documentation.

         In addition, upon (i) the closing of any initial public offering (the "IPO") of VetMall or its successors, (ii) the sale by the Company of all of the shares acquired from Messrs. Fagala and Miller and HCT, regardless of the form of such transaction, or (iii) the sale by VetMall of all or substantially all of its assets, the Company will either (A) issue to the Sellers that number of
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shares of the Company's common stock which, when multiplied by the closing price of the Company's common stock on the date the IPO or the sale closes, exceeds $4,800,000, or (B) transfer to the Sellers 16% of the Desktop shares acquired by the Company (as adjusted by stock splits), whichever of (A) or (B) has a lower value based on the IPO or sales price of VetMall common stock and the closing price of the Company common stock on the date that the IPO or the sale is declared effective by the Securities and Exchange Commission.

         Simultaneously with the acquisition described above, the Company entered into a Stock Purchase Agreement with W. A. Butler Company ("Butler") and consummated the transactions contemplated thereby. Pursuant to the Stock Purchase Agreement, Butler sold to the Company 2,000 membership shares of VetMall, which shares constituted 20% of the issued and outstanding membership shares of VetMall, in exchange for the payment of $1,000,000 cash plus the issuance to Butler of 25,000 shares of Company common stock.

         As a result of the acquisition described above, the Company owns through its ownership of Desktop, a 50% indirect interest in VetMall, together with a 20% direct interest in VetMall. Effective March 23, 2000, the Company and Butler each exchanged their membership shares in VetMall for the same proportionate ownership of capital stock issued by VetMall, Inc., a newly-formed Florida corporation. Thereafter, effective March 30, 2000, VetMall was dissolved and its assets were distributed to VetMall, Inc. as its sole shareholder.

         The Company determined the amount of the consideration paid for the acquisitions described above based on its determination of the value of Desktop and VetMall to the Company. The source of funds used by the Company to make the acquisitions described above was cash on hand.

         Desktop is engaged in the business of designing and developing customized Internet solutions. VetMall owns and operates a Business-to-Business and Business-to-Consumer Internet web site for veterinary products.

         Management of the Company determined that it is in the best interest of the Company to consummate this acquisition in order to strengthen the Company's technology infrastructure, enable it to expand into vertical market places and provide additional sources of revenues for the Company.

         The description contained herein of the transactions described above is qualified in its entirety by reference to the Agreement and the Stock Purchase Agreement referred to above, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements. As of the date of filing of this current report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by
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amendment to this Form 8-K no later than 60 days after the date that this Form
8-K was required to be filed.

         (b) Pro Forma Financial Information.

         As of the date of the filing of this current report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date that this Form 8-K was required to be filed.

         (c) Exhibits.

                  The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DRUGMAX.COM, INC.


                                    /s/ WILLIAM L. LAGAMBA
                                    ----------------------
                                    William L. LaGamba, Chief Executive Officer

Dated:  April 6, 2000
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                                  EXHIBIT INDEX


   EXHIBIT NO.         DESCRIPTION

   2.1 Agreement and Plan of Reorganization between DrugMax.com, Inc., Jimmy L. Fagala, K. Sterling Miller, and HCT Capital Corp. dated as of March 20, 2000 (without schedules or exhibits).(1)

   2.2                 Stock Purchase Agreement between DrugMax.com, Inc. and
                       W. A. Butler Company dated as of March 20, 2000 (without schedules or exhibits).(1)


(1) The Company agrees to supplementally furnish to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit.
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